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                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of MediaOne Group, Inc. (formerly U S West, Inc.,
"Old U S West") of our reports dated February 12, 1996 on our audit of the consolidated financial statements and consolidated financial statement schedule of Old U S West, Inc., for the year ended December 31, 1995, which reports are included in Old U S West's, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A, filed
April 13, 1998.

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of MediaOne Group, Inc. of our reports dated February 12, 1996, except for Note 23, as to which the date is June 12, 1998, on our audit of the restated consolidated financial statements and restated consolidated financial statement schedule of MediaOne Group, Inc., for the year ended December 31, 1995, which reports are included in MediaOne Group, Inc.'s Form 8-K, dated June 18, 1998.

/s/ PricewaterhouseCoopers LLP


Denver, Colorado
October 6, 1998